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                                                                     Exhibit 4.2


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                      Third Supplemental Indenture of Trust

                                 by and between

                        Education Funding Capital Trust-I

                                       and

                                Fifth Third Bank,
                              as Indenture Trustee

                                       and

                                Fifth Third Bank,
                        as Trust Eligible Lender Trustee

                         Dated as of December 23, 2002


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                      Third Supplemental Indenture of Trust


     This Third Supplemental Indenture of Trust (this "Supplemental Indenture") dated as of December 23, 2002 is by and between Education Funding Capital Trust-I, a Delaware business trust (the "Issuer"), Fifth Third Bank, a banking corporation organized under the laws of the State of Ohio, as indenture trustee (the "Indenture Trustee"), and Fifth Third Bank, a banking corporation organized under the laws of the State of Ohio, as Trust Eligible Lender Trustee (the "Trust Eligible Lender Trustee"). All capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in the Indenture (defined below).


                              W I T N E S S E T H:

     Whereas, the Issuer has previously entered into an Indenture of Trust dated as of May 1, 2002 (the "Indenture") among the Issuer, the Indenture Trustee and the Trust Eligible Lender Trustee;

     Whereas, pursuant to Section 7.01 of the Indenture, the Issuer desires to enter into this Supplemental Indenture to amend the Indenture as set forth herein; and


     Whereas, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and



     WHEREAS, the Issuer and Bayerische Landesbank, acting through its New York Branch, have entered into that certain ISDA Master Agreement and its associated Schedule and Confirmation, each dated as of December 23, 2002 (collectively, the "BLB Swap");


     Now, Therefore, in consideration of the foregoing, the parties hereto agree that the foregoing recitals are incorporated herein by reference and as follows:


     Section 1. Until the termination of the BLB Swap in accordance with its terms and the payment of all amounts due thereunder, Appendix A of the Indenture is hereby amended to add the defined terms set forth below in this Section 1. After the termination of the BLB Swap and the payment of all amounts due thereunder, the amendments set forth in this Section 1 shall be void and of no further force and effect.



          "Subordinated Issuer Termination Payment" shall mean any early termination payment required to be made by or on behalf of the Issuer pursuant to a Derivative Product, excluding, however, early termination payments required to be made by the Issuer in respect of (i) a payment default by the Issuer under the Derivative Product (other than failure to pay any termination payment), and (ii) the bankruptcy or insolvency of the Issuer.


     Section 2. Section 2.03 of the Indenture is hereby amended and restated in its entirety to read as follows:

          The Issuer hereby authorizes and directs the Indenture Trustee to acknowledge and agree to any Derivative Product hereafter entered into by the Issuer and a Counterparty under which (a) the Issuer may be required to make, from time to time, Issuer Derivative Payments and (b) the Indenture Trustee may receive, from time to time, Counterparty Derivative Payments for the account of the Issuer. No Derivative Product shall be entered into unless the Indenture Trustee shall have received a Rating Confirmation from each Rating Agency that such Derivative

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     Product will not adversely affect the Rating on any of the Notes. Anything in this Indenture to the contrary notwithstanding, any Revenues representing Counterparty Derivative Payments of a Counterparty shall not be available to make an Issuer Derivative Payment to another Counterparty or to pay any other amounts owed to such Counterparty pursuant to a Derivative Product.

          No later than the fourth Business Day immediately preceding each Derivative Payment Date the Issuer shall give written notice to the Indenture Trustee stating (a) the amount and payer of each Counterparty Derivative Payment, if any, due to be received by the Indenture Trustee for the account of the Issuer on or before such Derivative Payment Date and (b) the amount and payee of each Issuer Derivative Payment, if any, to be paid on or before such Derivative Payment Date. If the Indenture Trustee fails to receive such written notification from the Issuer by the end of the third Business Day immediately preceding such Derivative Payment Date, it shall immediately notify the Issuer of such fact in writing.

          On or before each Derivative Payment Date and in accordance with the written notification received from the Issuer, the Indenture Trustee shall deposit all moneys received representing Counterparty Derivative Payments into the Revenue Fund to be applied in accordance with the provisions of
     Section 4.03 hereof. The Indenture Trustee shall notify the Issuer on such Business Day, if (a) the amount received from any Counterparty is not equal to the amount specified in the written notification of the Issuer, (b) no amount is received from such Counterparty or (c) the amount received is not received in immediately available funds.

          On or before any Derivative Payment Date with respect to which an Issuer Derivative Payment is due in accordance with the written notification received from the Issuer or, with respect to a payment in respect of an early termination date due from the Issuer pursuant to the terms of a Derivative Product, the Indenture Trustee shall make payment to the appropriate Counterparty from moneys in the Revenue Fund of the amount of the Issuer Derivative Payment specified in such written notification of the Issuer due on such date by the deposit or wire transfer of immediately available funds to the credit of the account of such Counterparty specified in such written notification of the Issuer, but only to the extent such payment will not result in a deficiency in the amount due on the next succeeding Payment Date to the holders of any class of Obligations having a priority equal to or higher than the Derivative Product in respect of which such Issuer Derivative Payment is due.

          If any payment to a Counterparty described in the immediately preceding paragraph would result in a deficiency in the amounts required to make payments to the holders of the Obligations referred to in that paragraph on such Payment Date, then the Indenture Trustee shall delay the making of such payment to such Counterparty until the first date on which no deficiency would result from such payment and the Indenture Trustee has been notified in writing to make such payment.

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     Section 3. Until the termination of the BLB Swap in accordance with its terms and the payment of all amounts due thereunder, Section 4.03(b) of the Indenture is hereby amended and restated in its entirety to read as set forth in this Section 3. After the termination of the BLB Swap and the payment of all amounts due thereunder, the amendments set forth in this Section 3 shall be void and of no further force and effect.


          (b) On the last Business Day of each month, money remaining in the Revenue Fund shall be used and transferred to other funds or Persons in the following order of precedence, or as otherwise specified in a Supplemental Indenture (any money not so transferred or paid to remain in the Revenue Fund until subsequently applied pursuant to this Section 4.03(b)):

               (i) to the Class A Account of the Interest Fund, after giving effect to any money already on deposit in the Class A Account of the Interest Fund for such purposes, the amount necessary to pay (a) the interest payments due in the next succeeding month in respect of each Series of Senior Notes for which a Payment Date will occur in that month; provided, however, that if the interest rate on such Series of Senior Notes is unknown, the amount to be transferred shall be calculated using the last known interest rate for such Series, (b) the interest to accrue during the next succeeding month in respect of each Series of Senior Notes for which a Payment Date will not occur in that month, and (c) any Issuer Derivative Payments (excluding any Subordinated Issuer Termination Payments) due in the next succeeding month in respect of any Derivative Product secured on a parity with the Senior Notes;

               (ii) to the Class A Account of the Principal Fund, after giving effect to any money already on deposit in the Class A Account of the Principal Fund for such purpose, the amount necessary to pay the principal of and premium, if any, on each Series of Senior Notes due at Stated Maturity in the next succeeding month;

               (iii) to the Class B Account of the Interest Fund, after giving effect to any money already on deposit in the Class B Account of the Interest Fund for such purposes, the amount necessary to pay (a) the interest payments due in the next succeeding month in respect of each Series of Subordinate Notes for which a Payment Date will occur in that month; provided, however, that if the interest rate on such Series of Subordinate Notes is unknown, the amount to be transferred shall be calculated using the last known interest rate for such Series, (b) the interest to accrue during the next succeeding month in respect of each Series of Subordinate Notes for which a Payment Date will not occur in that month, and (c) any Issuer Derivative Payments (excluding any Subordinated Issuer Termination Payments) due in the next succeeding month in respect of any Derivative Product secured on a parity with the Subordinate Notes;

               (iv) to the Class B Account of the Principal Fund, after giving effect to any money already on deposit in the Class B Account of the Principal Fund for such purpose, the amount necessary to pay the principal

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          of and premium, if any, on any Subordinate Notes due at Stated
          Maturity in the next succeeding month;

               (v) to the Reserve Fund the amount, if any, required by Section 4.06(d) hereof;

               (vi) if the Parity Percentage is not at least equal to the Required Parity Percentage, to the Class A Account of the Principal Fund, after giving effect to any money already on deposit in the Class A Account of the Principal Fund for such purposes, the amount necessary to pay the principal of and premium, if any, on Senior Notes for which an interest Payment Date will occur in the next succeeding month, or if no Senior Notes are Outstanding, to the Class B Account of the Principal Fund the amount necessary to pay principal of and premium, if any, on Subordinate Notes for which an interest Payment Date will occur in the next succeeding month; provided, however, that during any Revolving Period, at the direction of the Issuer, amounts remaining in the Revenue Fund after payment of all amounts required by
          (i) through (v) of this Section 4.03(b) may be used for the acquisition or origination of other Student Loans and, provided, further, at the direction of the Issuer, such excess amounts may also be used to acquire Add-on Consolidation Loans originated within 180 days of the origination of the related Consolidation Loan;

               (vii) to the Class B Account of the Principal Fund, after giving effect to any money already on deposit in the Class B Account of the Principal Fund for such purpose, from amounts representing Recoveries of Principal, the amount necessary to pay principal of and premium, if any, on Subordinate Notes in respect of which an interest Payment Date will occur in the next succeeding month to the extent that after such payment the Senior Parity Percentage shall not be less than the Required Senior Parity Percentage; otherwise to the Class A Account of the Principal Fund to pay principal and premium, if any, on Senior Notes in respect of which an interest Payment Date will occur in the next succeeding month;

               (viii) to the Class A Account of the Interest Fund, after giving effect to any money already on deposit in the Class A Account of the Interest Fund for such purpose, the amount necessary to pay interest accrued on the interest carryover amounts of the Senior Notes and the interest carryover amounts of the Senior Notes, and to the Class B Account of the Interest Fund, after giving effect to any money already on deposit in the Class B Account of the Interest Fund for such purpose, the amount necessary to pay interest accrued on the interest carryover amounts of the Subordinate Notes and the interest carryover amounts of the Subordinate Notes, in that order of priority; provided, however, on any Payment Date, any such amount shall be allocated first to any Notes being redeemed on such Payment Date;

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               (ix) to the Class A Account of the Interest Fund, after giving effect to any money already on deposit in the Class A Account of the Interest Fund for such purposes, the amount necessary to pay any Subordinated Issuer Termination Payments due in the next succeeding month in respect of any Derivative Product secured on a parity with the Senior Notes;

               (x) to the Class B Account of the Interest Fund, after giving effect to any money already on deposit in the Class B Account of the Interest Fund for such purposes, the amount necessary to pay any Subordinated Issuer Termination Payments due in the next succeeding month in respect of any Derivative Product secured on a parity with the Subordinate Notes; and

               (xi) to the Co-Owner Trustee for deposit into the Certificate Distribution Account (as defined in the Trust Agreement) if after giving effect to the transfer to the Co-Owner Trustee the Parity Percentage is at least equal to the Required Parity Percentage and the Senior Parity Percentage is at least equal to the Required Senior Parity Percentage; if these parity requirements are not met, then any remainder shall be retained in the Revenue Fund; provided, however, that during any period commencing after June 1, 2022, moneys will be transferred to the Co-Owner Trustee pursuant to this subsection (xi) only upon receipt of a Rating Confirmation with respect to transfers during that period, otherwise moneys remaining in the Revenue Fund after payment of all amounts required by (i) through (x) of this
          Section 4.03(b) shall be transferred to the Principal Fund.

          All payments of principal on the Notes shall be made by redemption of the Notes unless otherwise directed in a Supplemental Indenture.


     Section 4. Until the termination of the BLB Swap in accordance with its terms and the payment of all amounts due there under, Sections 4.04(a) and (b) of the Indenture are hereby amended and restated in their entirety to read as set forth below in this Section 4. After the termination of the BLB Swap and the payment of all amounts due thereunder, the amendments set forth in this Section 4 shall be void and of no further force and effect.


          (a) On the last Business Day of each month, the Indenture Trustee shall transfer to the Class A Account of the Interest Fund from the Revenue Fund amounts necessary to make the transfers required by Section 4.03(b)(i) hereof. During the next succeeding month, the Indenture Trustee shall use moneys transferred to the Class A Account of the Interest Fund pursuant to
     Section 4.03(b)(i) hereof for the payment, on a parity basis, of interest due on Senior Notes for which an interest Payment Date will occur during that month and any Issuer Derivative Payments (excluding Subordinated Issuer Termination Payments) due during that month on any Derivative Product secured on a parity with such Senior Notes. Also during that month, the Indenture Trustee shall use moneys transferred to the Class A Account of the Interest Fund (i) pursuant to Section 4.03(b)(viii) to pay interest accrued on the interest carryover amounts of Senior Notes for which an interest Payment Date will occur during that month and

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     the interest carryover amounts of such Senior Notes and (ii) pursuant to
     Section 4.03(b)(ix) to pay Subordinated Issuer Termination Payments due during that month in respect of Derivative Products secured on a parity with the Senior Notes.

          (b) On the last Business Day of each month, the Indenture Trustee shall transfer to the Class B Account of the Interest Fund from the Revenue Fund amounts necessary to make the transfers required by Section 4.03(b)(iii) hereof. During the next succeeding month, the Indenture Trustee shall use moneys transferred to the Class B Account of the Interest Fund pursuant to Section 4.03(b)(iii) hereof for the payment, on a parity basis, of interest due on Subordinate Notes for which an interest Payment Date will occur during that month and any Issuer Derivative Payments (excluding Subordinated Issuer Termination Payments) due during that month on any Derivative Product secured on a parity with such Subordinate Notes. Also during that month, the Indenture Trustee shall use moneys transferred to the Class B Account of the Interest Fund (i) pursuant to Section 4.03(b)(viii) to pay interest accrued on the interest carryover amounts of Subordinate Notes for which an interest Payment Date will occur during that month and the interest carryover amounts of such Subordinate Notes and (ii) pursuant to Section 4.03(b)(x) to pay Subordinated Issuer Termination Payments due during that month in respect of Derivative Products secured on a parity with the Subordinate Notes.

     Section 5. Section 4.08 of the Indenture is hereby amended and restated in its entirety to read as follows:

          Transfers from the Revenue Fund to the Co-Owner Trustee may be made in accordance with Section 4.03(b)(xi) hereof; provided, however, that no transfer of assets to the Co-Owner Trustee shall be made if there is not on deposit in the Reserve Fund an amount equal to at least the Reserve Fund Requirement; and further provided, that no transfer shall be made to the Co-Owner Trustee unless immediately after taking into account any such transfer, the Parity Percentage is at least equal to the Required Parity Percentage and the Senior Parity Percentage is at least equal to the Required Senior Parity Percentage.

          The amounts so transferred to the Co-Owner Trustee shall be distributed as provided in the Trust Agreement.



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     Section 6. Section 5.02 of the Indenture is hereby amended and restated in its entirety to read as follows:

          Subject to Section 5.09 hereof, upon the happening and continuance of any Event of Default, the Indenture Trustee personally or by its attorneys or agents may enter into and upon and take possession of such portion of the Trust Estate as shall be in the custody of others, and all property comprising the Trust Estate, and each and every part thereof, and exclude the Issuer and its agents, servants, and employees wholly therefrom, and have, hold, use, operate, manage, and control the same and each and every part thereof, and in the name of the Issuer or otherwise, as they shall deem best, conduct the business thereof and exercise the privileges pertaining thereto and all the rights and powers of the Issuer and use all of the then existing Trust Estate for that purpose, and collect and receive all charges, income and Revenue of the same and of every part thereof, and after deducting therefrom all expenses incurred hereunder and all other proper outlays herein authorized, and all payments that may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants (and any other amounts due and owing including amounts due and owing to the Owner Trustee and Co-Owner Trustee), the Indenture Trustee shall apply the rest of the money received by the Indenture Trustee as follows:

               (a) if the principal of none of the Obligations shall have become due, first, to the payment of the interest in default on the Senior Notes and to the payment of all Issuer Derivative Payments (excluding any Subordinated Issuer Termination Payments) secured on a parity with the Senior Notes then due, in order of the maturity of the installments thereof, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Senior Notes on which such interest shall be in default and any such Issuer Derivative Payments as provided in the ISDA Master Agreement then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference, second, to the payment of the interest in default on the Subordinate Notes and to the payment of all Issuer Derivative Payments (excluding any Subordinated Issuer Termination Payments) secured on a parity with the Subordinate Notes then due, in order of the maturity of the installments of such interest and any such Issuer Derivative Payments, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Subordinate Notes on which such interest shall be in default and any such Issuer Derivative Payments then due, such payments to be made ratably to the parties entitled thereof without discrimination or preference, third, to the payment of the interest in default on any other borrowings of the Issuer, if any, secured hereby and to the payment of all Issuer Derivative Payments (excluding any Subordinated Issuer Termination Payments) secured on a parity with such borrowings, if any, then due, in order of the maturity of the installments of such interest and any such Issuer Derivative Payments, with interest on the overdue installments thereof at the same rates, respectively,



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


          as were borne by such borrowings on which such interest shall be in default and any such Issuer Derivative Payments then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference, and fourth, to make the transfers and payments specified in Section 4.03 hereof in the order of precedence specified in that Section, except as may be provided in a Supplemental Indenture; and

               (b) if the principal of any of the Obligations shall have become due by declaration of acceleration or otherwise, first to the payment of the interest in default on the Senior Notes and all Issuer Derivative Payments (excluding any Subordinated Issuer Termination Payments) secured on a parity with the Senior Notes then due, in the order of the maturity of the installments thereof, with interest on overdue installments thereof at the same rates, respectively, as were borne by the Senior Notes on which such interest shall be in default and such Issuer Derivative Payments as provided in the ISDA Master Agreement then due, as the case may be, second, to the payment of the principal of all Senior Notes then due and any amount owed to a Counterparty secured on a parity with Senior Obligations under the ISDA Master Agreement (excluding any Subordinated Issuer Termination Payments), such payments to be made ratably to the parties entitled thereto without discrimination or preference, third, to the payment of the interest in default on the Subordinate Notes and all Issuer Derivative Payments (excluding any Subordinated Issuer Termination Payments) secured on a parity with the Subordinate Notes then due, in the order of the maturity of the installments thereof with interest on overdue installments thereof at the same rates, respectively, as were borne by the Subordinate Notes on which such interest shall be in default and such Issuer Derivative Payments as provided in the ISDA Master Agreement then due, as the case may be, fourth, to the payment of the principal of all Subordinate Notes then due and any amount owed to a Counterparty secured on a parity with Subordinate Obligations (excluding any Subordinated Issuer Termination Payments) under the ISDA Master Agreement, such payments to be made ratably to the parties entitled thereto without discrimination or preference, fifth, to the payment of the interest in default on all other borrowings of the Issuer, if any, secured hereby and all Issuer Derivative Payments (excluding any Subordinated Issuer Termination Payments) secured on a parity with such borrowings then due, in the order of the maturity of the installments thereof at the same rates, respectively, as were borne by such borrowings on which such interest shall be in default and such Issuer Derivative Payments as provided in the ISDA Master Agreement then due, as the case may be, sixth, to the payment of the principal of all other borrowings of the Issuer, if any, secured hereby then due and any amount owed to a Counterparty secured on a parity with such borrowings (excluding any Subordinated Issuer Termination Payments) under the ISDA Master Agreement, such payments to be made ratably to the parties entitled thereto without discrimination or preference, and seventh, to make the transfers and



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


          payments specified in Section 4.03 hereof in the order of precedence specified in that Section, except as may be provided in a Supplemental Indenture.

     Section 7. The proviso immediately following clause (o) of Section 7.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

          provided however, that nothing in this Section 7.01 shall permit, or be construed as permitting, (a) without the consent of the Noteholders of each affected Note and each Derivative Product then Outstanding,
          (i) an extension of the maturity date of the principal of or the interest on any Obligation, or (ii) a reduction in the principal amount of any Obligation or the rate of interest thereon, or (iii) a privilege or priority of any Obligation or Obligations over any other Obligation or Obligations except as otherwise provided herein, or (iv) a reduction in the aggregate principal amount of the Obligations required for consent to a Supplemental Indenture, or (v) the creation of any lien other than a lien ratably securing all of the Obligations at any time Outstanding hereunder except as otherwise provided herein or (b) any modification of the trusts, powers, rights, duties, remedies, immunities and privileges of the Indenture Trustee without the prior written approval of the Indenture Trustee, which approval shall be evidenced by execution of a Supplemental Indenture.

     Section 8. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Supplemental Indenture.


      [remainder of page intentionally left blank; signature page follows]

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     In Witness Whereof, the Issuer has caused this Supplemental Indenture to be executed in its name and on its behalf by the Co-Owner Trustee; the Indenture Trustee, to evidence its acceptance of the trusts hereby created, has caused this Supplemental Indenture to be executed in its name and behalf; and the Trust Eligible Lender Trustee, to evidence its acceptance of the trusts hereby created, has caused this Supplemental Indenture to be executed in its name and behalf, all in multiple counterparts, each of which shall be deemed an original, and the Issuer, the Indenture Trustee and the Trust Eligible Lender Trustee have caused this Supplemental Indenture to be dated as of the date herein above first shown, although actually executed on the dates shown in the acknowledgments hereafter appearing.

                                          Education Funding Capital Trust-I,

                                             By Fifth Third Bank, not in its
                                             individual capacity, but solely as
                                             Co-Owner Trustee on behalf of the
                                             Trust


                                             By:  /s/ Brian J. Gardner
                                                 -------------------------------
                                                 Name:  Brian J. Gardner
                                                 Title: AVP & Sr. Trust Officer


                                          Fifth Third Bank, not in its
                                             individual capacity but solely as
                                             Indenture Trustee

                                          By:  /s/ Brian J. Gardner
                                              ----------------------------------
                                              Name:  Brian J. Gardner
                                              Title: AVP & Sr. Trust Officer


                                          Fifth Third Bank, not in its
                                             individual capacity but solely as
                                             Trust Eligible Lender Trustee


                                          By:  /s/ Brian J. Gardner
                                              ----------------------------------
                                              Name:  Brian J. Gardner
                                              Title: AVP & Sr. Trust Officer




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